1 Fiscal 2018 First Quarter Results Jerry E. Sheridan President & CEO, AmeriGas Partners

2 About This Presentation AmeriGas Partners | Fiscal 2017 Results This presentation contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read AmeriGas’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the impact of pending and future legal proceedings, liability for uninsured claims and for claims in excess of insurance coverage, political, regulatory and economic conditions in the United States and in foreign countries, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquired businesses and achieve anticipated synergies, and the interruption, disruption, failure, malfunction, or breach of our information technology systems, including due to cyber-attack. AmeriGas undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today. In addition, this presentation uses certain non-GAAP financial measures. Please see the appendix for reconciliations of these measures to the most comparable GAAP financial measure.

3 A me riGa s Jerry Sheridan President & CEO, AmeriGas AmeriGas First Quarter Recap Jerry E. Sheridan President & CEO, AmeriGas

4 -1.4% -6.6% -10.3% -10.1% -12.0% -10.0% -8.0% -6.0% -4.0% -2.0% 0.0% Q1 Q1 Excluding last week of December FY18 FY17 • Volume flat due to fairly uneven weather throughout the quarter • Impact of late-December weather experienced after quarter-end • 9.9% colder versus prior year; 3.8% colder excluding last week of December • Unit margins up ~$0.01 despite average costs at Mt. Belvieu that are 64% higher than prior year Adjusted EBITDA is a non-GAAP measure. See appendix for reconciliation. AmeriGas Q1 2018 Earnings Recap $551.2 Q1 2017 Q1 2018 Adjusted EBITDA ($ in millions) $185.1 $194.1 Weather (% of 15-year normal) AmeriGas Partners | Fiscal 2018 First Quarter Results

5 Transport Fleet Responds to Ensure Security of Supply $551.2 Northeast Southeast • Each green dot is an AmeriGas transport truck • We moved significant transport assets eastward to keep service levels high AmeriGas Partners | Fiscal 2018 First Quarter Results

6 Growth Initiatives National Accounts • Added 11 new customers in Q1 • Volume was up 7% vs. Q1 2017 Cylinder Exchange • Demand remains high • Volume was up 9% vs. Q1 2017 Acquisitions • No acquisitions in the quarter • Pipeline remains strong AmeriGas Partners | Fiscal 2018 First Quarter Results

7 APPENDIX

8 • The enclosed supplemental information contains a reconciliation of earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA to Net Income. • EBITDA and Adjusted EBITDA are not measures of performance or financial condition under accounting principles generally accepted in the United States (“GAAP”). Management believes EBITDA and Adjusted EBITDA are meaningful non-GAAP financial measures used by investors to compare the Partnership's operating performance with that of other companies within the propane industry. The Partnership's definitions of EBITDA and Adjusted EBITDA may be different from those used by other companies. • EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss) attributable to AmeriGas Partners, L.P. Management uses EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes or historical cost basis. Management uses Adjusted EBITDA to exclude from AmeriGas Partners’ EBITDA gains and losses that competitors do not necessarily have to provide additional insight into the comparison of year-over-year profitability to that of other master limited partnerships. In view of the omission of interest, income taxes, depreciation and amortization, gains and losses on commodity derivative instruments not associated with current-period transactions, and other gains and losses that competitors do not necessarily have from Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant periods. Management also uses Adjusted EBITDA to assess the Partnership's profitability because its parent, UGI Corporation, uses the Partnership's Adjusted EBITDA to assess the profitability of the Partnership, which is one of UGI Corporation’s business segments. UGI Corporation discloses the Partnership's Adjusted EBITDA as the profitability measure for its domestic propane segment. AmeriGas Supplemental Footnotes AmeriGas Partners | Fiscal 2018 First Quarter Results

9 AmeriGas EBITDA and Adjusted EBITDA (Mil l ions of dol lars) EBITDA and Adjusted EBITDA Net income attributable to AmeriGas Partners $ 104.4 $ 92.0 Income tax expense Interest expense Depreciation Amortization BITD 194.8 177.4 Subtract net gains on commodity derivative instruments not associated with current-period transactions Loss on extinguishments of debt - 33.2 Noncontrolling interest in net gains on commodity derivative instruments not associated with current-period transactions Adjusted EBITDA $ 194.1 $ 185.1 Quarter Ended December 31, 9.6 10.6 (0.7) (25.7) 2017 2016 2.4 0.8 - 0.2 40.6 40.0 37.8 34.0 AmeriGas Partners | Fiscal 2018 First Quarter Results

10 Investor Relations: Will Ruthrauff 610-456-6571 ruthrauffw@ugicorp.com Brendan Heck 610-456-6608 heckb@ugicorp.com